Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of MEMC Electronic Materials, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ahmad R. Chatila, President and Chief Executive Officer of the Company, and Brian Wuebbels, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 1, 2013	By:	/s/ Ahmad R. Chatila
		Name: Title:	Ahmad R. Chatila President and Chief Executive Officer MEMC Electronic Materials, Inc.

Date:	March 1, 2013	By:	/s/ Brian Wuebbels
		Name: Title:	Brian Wuebbels Executive Vice President and Chief Financial Officer MEMC Electronic Materials, Inc.